Exhibit 99.1

Kintara Therapeutics Announces Fiscal 2024 Financial Results and Provides Corporate Update

SAN DIEGO, October 8, 2024/PRNewswire/ -- Kintara Therapeutics, Inc. (Nasdaq: KTRA) (“Kintara” or the “Company”), a biopharmaceutical company focused on the development of new solid tumor cancer therapies, today announced financial results for its fiscal fourth quarter ended June 30, 2024, and provided a corporate update.

Recent Corporate Developments

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As previously disclosed, in April 2024 Kintara entered into a definitive merger agreement (the “Merger Agreement”) with TuHURA Biosciences, Inc. ("TuHURA"), a Phase 3 registration-stage immune-oncology company developing novel technologies to overcome resistance to cancer immunotherapy, and Kayak Mergeco, Inc., Kintara’s wholly-owned subsidiary, whereby Kayak Mergeco will merge with and into TuHURA with TuHURA surviving the merger and becoming Kintara’s direct, wholly-owned subsidiary (the “Merger”).

•
At Kintara’s special meeting of stockholders held on October 4, 2024, Kintara’s stockholders approved the requisite proposals to effect the completion of the proposed Merger with TuHURA. The proposed Merger is expected to be consummated in mid-October 2024, subject to the satisfaction of the remaining closing conditions under the Merger Agreement.

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As of October 7, 2024, four patients have been dosed in Kintara’s open label 15-patient REM-001 study (the “REM-001 Study”) in cutaneous metastatic breast cancer (CMBC). The majority of the costs to run the REM-001 Study will be covered by the $2.0 million Small Business Innovation Research grant Kintara was awarded from the National Institutes of Health.

Summary of Financial Results for Fiscal Year 2024 Ended June 30, 2024

As of June 30, 2024, Kintara had cash and cash equivalents of approximately $4.9 million.

For the three months ended June 30, 2024, Kintara reported a net loss of approximately $2.3 million, or $0.04 per share, compared to a net loss of approximately $3.3 million, or $1.97 per share, for the three months ended June 30, 2023. The decreased net loss for the three months ended June 30, 2024, compared to the three months ended June 30, 2023, was largely attributed to lower research and development expenses which was primarily due to lower clinical development costs. General and administrative costs were higher during the same period primarily due to an increase in professional fees related to the proposed transaction with TuHURA.

Selected Balance Sheet Data (in thousands)

	June 30, 2024	June 30, 2023
	$	$
Cash and cash equivalents	4,909	1,535

Working capital	3,269	188
Total assets	6,202	3,979
Total stockholders’ equity	3,757	731

Selected Statement of Operations Data (in thousands, except per share data)

For the year ended

	June 30,	June 30,
	2024	2023
	$	$
Research and development	2,663	9,311
General and administrative	5,788	5,485
Other loss (income)	(131)	(147)
Net loss for the period	(8,320)	(14,649)
Series A Preferred cash dividend	(8)	(8)
Series C Preferred stock dividend	(173)	(362)
Net loss for the period attributable to common stockholders	(8,501)	(15,019)
Basic and fully diluted weighted average number of shares	26,352	1,620
Basic and fully diluted loss per share	(0.32)	(9.27)

Kintara’s financial statements as filed with the U.S. Securities Exchange Commission can be viewed on the Company’s website at: http://ir.kintara.com/sec-filings.

About Kintara

Located in San Diego, California, Kintara is dedicated to the development of novel cancer therapies for patients with unmet medical needs. Kintara is developing therapeutics for clear unmet medical needs with reduced risk development programs. Kintara’s lead program is REM-001 Therapy for cutaneous metastatic breast cancer (CMBC).

Kintara has a proprietary, late-stage photodynamic therapy platform that holds promise as a localized cutaneous, or visceral, tumor treatment as well as in other potential indications. REM-001 Therapy, which consists of the laser light source, the light delivery device, and the REM-001 drug product, has been previously studied in four Phase 2/3 clinical trials in patients with CMBC who had previously received chemotherapy and/or failed radiation therapy. In CMBC, REM-001 has a clinical efficacy to date of 80% complete responses of CMBC evaluable lesions and an existing robust safety database of approximately 1,100 patients across multiple indications.

Kintara Therapeutics, Inc. is headquartered in San Diego, California. For more information, please visit www.kintara.com or follow us on X at @Kintara_Thera, Facebook and LinkedIn.

About TuHURA Biosciences, Inc.

TuHURA Biosciences is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy. TuHURA's lead personalized cancer vaccine candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate a single randomized placebo-controlled

Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced Merkel Cell Carcinoma.

In addition, TuHURA is leveraging its Delta receptor technology to develop novel bi-functional antibody drug conjugates (ADCs), targeting Myeloid Derived Suppressor Cells to inhibit their immune suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based upon Kintara’s and TuHURA’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Kintara's or TuHURA's management team's expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the ability or likelihood of the Milestone being achieved with respect to the REM-001 study, the proposed Merger and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs, in particular with respect to TuHURA's IFx-Hu2.0 product candidate and its novel bifunctional ADVCs, and any developments or results in connection therewith; the anticipated timing of the results from those studies and trials; expectations regarding the use of capital resources, including the net proceeds from the financing that closed in connection with the signing of the definitive agreement, and the time period over which the combined company's capital resources will be sufficient to fund its anticipated operations; and the expected trading of the combined company's stock on the Nasdaq Capital Market. These statements are only predictions. Kintara and TuHURA have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of Kintara’s and TuHURA’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) the risk that the conditions to the closing or consummation of the proposed Merger are not satisfied; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Kintara and TuHURA to consummate the transactions contemplated by the proposed Merger; (iii) risks related to Kintara’s and TuHURA’s ability to correctly estimate their respective operating expenses and expenses associated with the proposed Merger, as applicable, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the resulting combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the proposed Merger by either Kintara or TuHURA; (v) the effect of the announcement or pendency of the proposed Merger on Kintara’s or TuHURA’s business relationships, operating results and business generally; (vi) costs related to the proposed Merger; (vii) the outcome of any legal proceedings that may be instituted against Kintara, TuHURA, or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby; (vii) the ability of Kintara or TuHURA to protect their respective intellectual property rights; (viii) competitive responses to the proposed Merger; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) whether the combined business of TuHURA and Kintara will be successful; (xi) legislative, regulatory, political and economic developments; and (xii) additional risks described in the “Risk Factors” section of Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, and the Registration Statement on Form S-4 related to the proposed Merger filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in Kintara’s registration statements, reports and other filings with the SEC, which are available on Kintara’s website, and at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither Kintara nor TuHURA can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Kintara and TuHURA undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

INVESTOR INQUIRIES:
Robert E. Hoffman

Kintara Therapeutics

rhoffman@kintara.com